Exhibit 10.50
CEO Award
KOPPERS HOLDINGS INC.
RESTRICTED STOCK UNIT ISSUANCE AGREEMENT- TSR PERFORMANCE VESTING
RECITALS
A.The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or the board of directors of any
Affiliate) and consultants who provide services to the Corporation (or any Affiliate).
B.Participant is to render valuable services to the Corporation (or an
Affiliate), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to
Participant under the Plan.
C. The award made by the Corporation pursuant to this Agreement is in consideration for the Participant’s services to the Corporation and/or its Affiliates and acceptance of, and agreement to, the terms, conditions and restrictions of the restrictive covenants set forth in Paragraph 9 of this Agreement.
D.Unless otherwise defined in this Agreement, all capitalized terms in this
Agreement shall have the meaning assigned to them in the attached Appendix A.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Restricted Stock Units.  The Corporation hereby awards to
Participant, as of the Award Date, Restricted Stock Units under the Plan. Except as otherwise provided in this Agreement, the Restricted Stock Units shall vest on __________, provided (i)
the Participant continues in Service until __________, and (ii) the pre-established Performance
Objective tied to Relative TSR (as defined in Schedule I attached hereto) measured over specified periods (as set forth in Schedule I) are attained. Each Restricted Stock Unit which so vests shall entitle Participant to receive one share of Common Stock on the specified issue date.
The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable performance targets for the vesting of those shares, the alternative and special vesting provisions which may become applicable to such shares, the date on which the vested shares shall become issuable (or, under certain circumstances, the cash equivalent thereof shall become payable) to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.
AWARD SUMMARY

Award Date:	__________
Target Number of Shares Subject to Award:
__________ shares of Common Stock (the “Shares”); provided, however, that the actual number of Restricted Stock Units shall be determined in accordance with the provisions of Schedule I attached hereto.

Vesting Schedule:
The Restricted Stock Units shall vest on __________, provided (i) the
Participant continues in Service until __________, and (ii) the Performance
Objectives set forth in the attached Schedule I are attained over the
Measurement Period. However, the Restricted Stock Units may also vest in accordance with the special vesting provisions of Paragraph 5 of this
Agreement.

Issuance Schedule:
Subject to Participant’s satisfaction of applicable Withholding Taxes as described in Paragraph 7, the Shares in which Participant vests in accordance with the foregoing Vesting Schedule shall become issuable upon the Issue Date. Except to the extent otherwise specified in Paragraph
5, the “Issue Date” with respect to any Shares shall be on or as soon as practicable following __________, but in no event later than sixty (60) days following such date.
Notwithstanding the foregoing, or anything contained herein to the contrary, the Plan Administrator has the discretion to provide for the payment of vested Shares in cash, rather than Shares. In the event the
Plan Administrator exercises such discretion, all references herein to payment in Shares or the right to receive Shares shall be replaced with references to payment in cash and/or the right to receive payment in cash equal to the Fair Market Value of the Shares on the date the Plan
Administrator determines the attainment of the Performance Objective.

Restrictive Covenants:
The Award is being made by the Corporation in consideration for the
Participant’s services to the Corporation and its Affiliates and acceptance of, and agreement to be bound by, the terms, conditions and restrictions of the restrictive covenants set forth in Paragraph 9 of this Agreement, which acceptance and agreement shall be evidenced by the Participant’s execution of this Agreement.

2.Limited Transferability.  Prior to the actual issuance of the Shares which vest hereunder, Participant may not transfer any interest in the Award or the underlying Shares;
provided, however, any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this
Award. Participant may make a beneficiary designation for this Award at any time by filing the appropriate form with the Plan Administrator or its designee.
3.Cessation of Service. Except as otherwise provided in Paragraph 5 below, should Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested
Shares. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

4.Stockholder Rights and Dividend Equivalents
(a)The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until
Participant becomes the record holder of those Shares in accordance with the terms herein.
(b)Notwithstanding the foregoing, should any stock dividend, whether regular or extraordinary, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then Participant shall automatically be credited with an additional number of Restricted Stock Units equal to the number of shares of Common Stock which would have been paid on the Shares (plus the number of additional shares previously credited to Participant pursuant to the dividend equivalent right provisions of this Paragraph 4) at the time subject to this Award had those
Shares been actually issued and outstanding and entitled to that dividend.  The additional
Restricted Stock Units so credited shall vest to the extent the Restricted Stock Units to which they relate vest and shall be distributed to Participant concurrently with the issuance of those
Shares on the applicable Issue Date, subject to the Corporation’s collection of the Withholding
Taxes applicable to that distribution.
(c)Notwithstanding the foregoing, should any cash dividend, whether regular or extraordinary, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a dollar amount equal to the amount of that dividend paid per share multiplied by the number of Restricted Stock Units at the time subject to this Award (plus the number of additional shares previously credited to
Participant pursuant to the dividend equivalent right provisions of this Paragraph 4) as of the record date for the dividend.  No later than as of __________ each year following the Award
Date and prior to __________ and no later than as of __________ (each such date a
“Conversion Date”), each cash dividend amount credited to the special book account since the
Award Date or the most recent prior Conversion Date, as applicable, shall be converted into a book entry of an additional number of Restricted Stock Units determined by dividing (i) such cash dividend equivalent amount by (ii) the average of the Fair Market Value per share of
Common Stock on each of the dates during such period on which those dividends on the outstanding Common Stock were paid, rounded down to the nearest full share.  The additional
Restricted Stock Units so credited shall vest to the extent the Restricted Stock Units to which they relate vest and shall be distributed to Participant concurrently with the issuance of those
Shares on the applicable Issue Date, subject to the Corporation’s collection of the Withholding
Taxes applicable to that distribution.
5.Special Vesting/Change in Control.
(a)Should Participant’s Service terminate (i) by reason of his or her death or Permanent Disability, or (ii) involuntarily by the Corporation after Participant has completed at least thirty (30) Years of Service other than in connection with a termination for
Misconduct, in either case prior to __________, then on __________, Participant shall vest in a number of Shares equal to the number of Shares (if any) in which Participant would have been vested on __________, had Participant continued in Service through __________, multiplied by a fraction, the numerator of which is the number of days of Service Participant completed between the Award Date and the termination of Participant’s Service, and the denominator of which is the total number of days during the period beginning on the Award Date and ending on
__________; provided, however, that, in the event that Participant’s Service terminates (i) by reason of his or her death or Permanent Disability, or (ii)  involuntarily by the Corporation after
Participant has completed at least thirty (30) Years of Service other than in connection with a termination for Misconduct, on or after the last day of the Measurement Period, the Participant shall vest in a number of Shares equal to the number of Shares (if any) in which Participant would have vested had his or her Service continued without interruption through __________.
The Issue Date with respect to the Shares that vest pursuant to this Paragraph 5(a) shall be on or as soon as practicable following __________, but in no event later than sixty (60) days following such date.
(b)Should Participant’s Service terminate (i) by reason of his or her death or Permanent Disability, or (ii) involuntary termination by the Corporation for reasons other than Misconduct (collectively, such termination events in (i) and (ii), the “Non-Misconduct
Termination”) on or after __________ but prior to __________, then, on __________,
Participant shall vest in a number of Shares equal to the number of Shares (if any) in which
Participant would have vested had his or her Service continued without interruption through
__________, and for the avoidance doubt, subject in all respects to the pre-established
Performance Objectives tied to Relative TSR set forth in the attached Schedule I that may be attained over the Measurement Period; provided, however, that, in the event the Non-
Misconduct Termination occurs on or after the last day of the Measurement Period and prior to
__________, the Participant shall vest in the same number of Shares as set forth in this
Paragraph 5(b), but the vesting date shall be the date of the Non-Misconduct Termination. The
Issue Date with respect to the Shares that vest pursuant to this Paragraph 5(b) shall be on or as soon as practicable following __________ or the date of the Non-Misconduct Termination, if applicable, but in no event later than sixty (60) days following such applicable date.
(c)Should Participant’s Service terminate by reason of his or her
Early Retirement prior to __________, then on __________, Participant shall vest in a number of Shares equal to the number of Shares (if any) in which Participant would have been vested on __________, had Participant continued in Service through __________, multiplied by a fraction, the numerator of which is the number of days of Service Participant completed between the Award Date and the termination of Participant’s Service, and the denominator of which is the total number of days during the period beginning on the Award Date and ending on
__________.  In the event of the termination of Participant’s Service due to Participant’s Early
Retirement, such vesting shall be conditioned upon Participant’s compliance with the conditions of Section 9 through __________.  The Issue Date with respect to the Shares that vest pursuant to this Paragraph 5(c) shall be on or as soon as practicable following __________ but in no event later than sixty (60) days following such date.
(d)Any Restricted Stock Units subject to this Award at the time of a
Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of the unvested shares of Common Stock subject to the Award at the time of the Change in Control and provides for subsequent payout of that value in accordance with the same (or more favorable) vesting schedule in effect for the Award at the time of such Change in Control.  In the event of such assumption or continuation of the Award or such replacement of the Award with a cash retention program, no accelerated vesting of the
Restricted Stock Units shall occur at the time of the Change in Control.  However, in the event that the Change in Control occurs prior to the end of the Measurement Period, the vesting provisions in effect for the Award following the Change in Control shall no longer be tied to the attainment of the full Performance Objective set forth in Schedule I and shall instead be converted into the following vesting schedule:  The Award (whether in its assumed or continued
form or as converted into a cash retention program) shall vest with respect to the number of
Shares (or the amount of cash) determined under Paragraph 5(d) below upon Participant’s continuation in Service through __________. Following the completion of such Service vesting period, the securities, cash or other property underlying the vested Award shall be issued on or as soon as practicable following the applicable Issue Date, but in no event later than sixty (60)
days thereafter. The Award may also vest in accordance with the special vesting provisions of
Paragraphs 5(a) and (b) of this Agreement.

(e)In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award shall be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time.  However, the Award shall remain outstanding and eligible for Service vesting under the terms of this Agreement only with respect to the number of Shares
(as so adjusted) that would have been earned pursuant to the Performance Objective identified in Schedule I (with such Performance Objective, including the Threshold, Target, Outstanding, and Exceptional Performance Levels, being pro-rated through the date of the Change in
Control) based on the Corporation’s actual performance with respect to such pro-rated
Performance Objective through the effective date of the Change in Control.  To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common
Stock in consummation of the Change in Control, the successor corporation (or parent entity)
may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in
Control transaction, provided such common stock is readily tradable on an established U.S.
securities exchange or market.  In the event the Award is converted into a cash retention program, the amount of cash subject to the Award under such program shall be equal to the value of the number of Shares determined in accordance with the foregoing provisions of this
Section 5(d) as of the effective date of the Change in Control (based on the per-share value of the consideration received by holders of the outstanding Common Stock in connection with the
Change in Control), plus credited interest or earnings through the Issue Date as determined under the terms of such cash retention program.  The Issue Date with respect to the Shares that vest pursuant to this Paragraph 5(d) shall be on or as soon as practicable following
__________, but in no event later than sixty (60) days following such date.
(f)If (i) the Change in Control occurs on or after the end of the
Measurement Period but prior to __________, or (ii) if the Change in Control occurs prior to the end of the Measurement Period but the Restricted Stock Units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash retention program in accordance with Paragraph 5(c), then a number of units equal to the number of Shares that have been earned pursuant to the Performance Objective identified in
Schedule I (with such Performance Objective, including the Threshold, Target, Outstanding, and
Exceptional Performance Levels, being pro-rated through the date of the Change in Control with respect to such pro-rated Performance Objective if it occurs prior to the end of the Measurement
Period) based on the Corporation’s actual performance through the earlier of the effective date of the Change in Control or the end of the Measurement Period will vest immediately prior to the closing of the Change in Control.  The Shares that vest under this subparagraph (e) will be issued on the Issue Date triggered by the Change in Control (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control and distributed either (i) to the extent permitted by Treas. Reg. Section 1.409A-3(i)(5)(iv), at the same time as such stockholder payments, or (ii) to the extent not so permitted, at the Issue Date that would otherwise have applied to the Shares, as set forth below), subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 7.  For purposes of this Paragraph 5(e), the Issue Date with respect to such Shares shall be on or as soon as practicable following the effective date of the Change in Control (but in no event later than sixty
(60) days following such date) so long as it qualifies as a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code and regulations thereunder and such Shares are issued in compliance with Treas. Reg. Section 1.409A-3(j)(4)(ix)(B).
(g)This Agreement shall not in any way affect the right of the
Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
(h)Nothing in this Paragraph 5 shall give the Corporation or any successor any right or discretion to change the time of issuance of Shares or payment of cash to the extent that such change would cause the Award to fail to comply with the requirements of
Section 409A of the Code and this Paragraph 5 shall be interpreted accordingly.
6.Adjustment in Shares.  In the event that the Plan Administrator determines that any dividend or other distribution (other than regular cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Corporation, issuance of warrants or other rights to purchase shares or other securities of the Corporation, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Plan Administrator to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under this Agreement, then the Plan
Administrator shall, in such manner as it may deem equitable, adjust any or all of the number and type of shares (or other securities or property) subject to this Agreement, or, if the Plan
Administrator deems it appropriate, make provision for a cash payment to the Participant.
7.Collection of Withholding Taxes.
(a)Upon the applicable Issue Date, the Corporation shall issue to or on behalf of Participant a certificate (which may be in electronic form) for the applicable number of underlying shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.
(b)Until such time as the Corporation provides Participant with written or electronic notice to the contrary, the Corporation shall collect Withholding Taxes required to be withheld with respect to the vesting or issuance of the vested Shares hereunder (including shares attributable to the dividend equivalent rights provided under Paragraph 4) through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such vesting or issuance, a portion of the Shares with a Fair Market Value (measured as of the vesting or Issue Date, as applicable) equal to the amount of those taxes (including taxes resulting from such withholding) (the “Share Withholding Method”) necessary to satisfy the
Corporation’s required tax withholding obligations; provided, however, that the amount of any
Shares so withheld shall not exceed the maximum statutory withholding rates for federal, state and local tax purposes, including the Participant’s share of payroll or similar taxes, that are applicable to the Participant’s relevant jurisdiction. Participant shall be notified in writing or electronically in the event such Share Withholding Method is no longer available.
(c)Should any Shares (including shares attributable to the dividend equivalent rights provided under Paragraph 4) vest or be issued at a time when the Share
Withholding Method is not available, then the Withholding Taxes required to be withheld with respect to those Shares shall be collected from Participant through either of the following alternatives:
-Participant’s delivery of his or her separate check payable to the
Corporation in the amount of such taxes, or
-the use of the proceeds from a next-day sale of the Shares issued to Participant, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) Participant makes an irrevocable commitment, on or before the Issue Date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the
Sarbanes-Oxley Act of 2002.

(d)In no event, however, shall any fractional shares be issued.
Accordingly, the total number of shares of Common Stock to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.
8.Compliance with Laws and Regulations.  The issuance of shares of
Common Stock pursuant to the Award shall be subject to compliance by the Corporation and
Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such issuance.
9.Restrictive Covenants; Additional Conditions.
(a)As a condition of receiving this Award, the Participant hereby acknowledges and agrees that during the period in which the Participant provides Services to the Corporation or any Affiliate, and for the Restrictive Covenant Period following the date on which the Participant ceases to provide Service to the Corporation or any Affiliate for any reason, the Participant shall comply with the restrictive covenants set forth herein.  The restrictive covenants set forth herein shall not supersede and replace any other restrictions and obligations the Participant may be subject to with the Corporation and if there is a conflict between comparable restrictions the more restrictive provisions shall control, as reasonably determined by the Corporation:
(i)Participant acknowledges that during Participant’s Service with the Corporation and its Affiliates, Participant will have access to, possess or help the
Corporation develop valuable proprietary commercial and/or technical information, trade secrets and other confidential information belonging to the Corporation and its Affiliates and will be instrumental to the development and/or maintenance of goodwill with the
Corporation’s and its Affiliates’ customers.  Participant acknowledges that such proprietary information, trade secrets, confidential information and goodwill are valuable assets of the Corporation and its Affiliates and the Corporation has a legitimate interest in protecting itself from disclosure or misappropriation of such information and from interference with its goodwill relationships with its customers.
(ii)Other than in the ordinary course or for the benefit of the business of the Corporation and its Affiliates, during the term of Participant’s Service with the Corporation and its Affiliates and thereafter for the maximum duration permissible under applicable law, Participant shall not, directly or indirectly, divulge, furnish or make accessible to any other person, business, firm or corporation, or use in any way, any
Confidential Information which Participant has acquired or become acquainted with or shall acquire or become acquainted with as a result of Participant’s Service with the
Corporation or any Affiliate, whether developed by Participant, or by others. The
Confidential Information is the property of the Corporation and/or Affiliate and Participant acknowledges that the use, misappropriation or disclosure of the Confidential
Information would constitute a breach of trust, and fiduciary duty and would cause irreparable injury to the Corporation and/or Affiliate. Furthermore, Participant
acknowledges that during Participant’s Service with the Corporation and any Affiliate,
Participant may be exposed to the confidential information of customers and other third parties and Participant shall maintain the confidentiality of this information and shall only use it as necessary to carry out the work for the Corporation and any Affiliate consistent with restrictions placed upon such Confidential Information. Nothing contained herein shall restrict Participant’s use of general knowledge acquired by Participant as part of
Participant’s normal growth in Participant’s profession nor will it prohibit Participant from disclosing information related to claims of unlawful discrimination, harassment, or retaliation, or information relevant to an investigation of such a claim. Moreover, nothing contained in this Agreement, including in this Section 9, shall prohibit or be construed as prohibiting the exercise of any right by Participant under Section 7 of the National Labor
Relations Act or that Participant cannot waive or forego under applicable laws or regulations.
(iii)Participant shall not, during the term of Participant’s
Service with the Corporation and any Affiliate and for the Restrictive Covenant Period,
render services as an officer, owner (other than having less than two (2%) percent ownership of a publicly traded corporation’s stock), director, consultant, employee, or other service provider, to, or on behalf of, a Competing Business, provided, however, this
Section 9(a)(iii) will not apply if Participant’s duties and responsibilities for any
Competing Business do not involve Participant in the provision of any services that are similar to or competitive with the services Participant provided to the Corporation or any
Affiliate.  Participant acknowledges that the Corporation together with its Affiliates is engaged in business throughout the world and that the marketplace for the Corporation’s and its Affiliates’ products and services is worldwide, and thus the geographic area, length and scope of this noncompetition provision are reasonable and necessary to protect the legitimate business interests of the Corporation and its Affiliates. In the event a court of competent jurisdiction determines that one or more of the provisions of this
Paragraph 9(a) are so broad as to be unenforceable, then such provision shall be deemed to be reduced in scope or length, as the case may be, to the extent required to make such provisions enforceable.
(iv)Participant shall disclose promptly and assign to the
Corporation or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by Participant during Service with the Corporation or the
Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Corporation or the Affiliate and shall do anything reasonably necessary to enable the Corporation or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.
(v)Participant shall not, directly or indirectly, solicit, for the purpose of offering or attempting to offer any service, product or other application which is the same as or similar to the services, products or other applications offered or in the process of being developed by the Corporation or any Affiliate within the last year prior to termination of Participant’s Service with the Corporation or any Affiliate, any of the
Corporation’s or any Affiliate’s customers to whom Participant was assigned or serviced, solicited or called upon, with whom Participant had material contact, or about whom
Participant obtained, or had access to, confidential information during Participant’s
Service, for the Restrictive Covenant Period.  Participant further agrees, for the
Restrictive Covenant Period, that Participant shall not solicit or attempt to solicit any employee of, or consultant to, the Corporation or any Affiliate, which employee or consultant had been rendering services to the Corporation or any Affiliate at any time within the six-month period immediately preceding the termination of Participant’s
Service, to leave the employ of, or no longer render service to or for the benefit of, the
Corporation or any Affiliate.
(vi)Participant shall not make any Disparaging Statements
about the Corporation or any Affiliate to any of the Corporation’s or any Affiliate’s past, present, or future customers, employees, clients, contractors, vendors, or to the media or to any other person either orally or by any other medium of communication, including internet communication.  As used herein, the term “Disparaging Statement” means any communication, oral or written, which would cause or tend to cause humiliation or embarrassment or to cause a recipient of such communication to question the business condition, integrity, product, service, quality, confidence, or good character of the
Corporation or any Affiliate.  The foregoing is not intended to preclude or dissuade

Participant from reporting possible securities law violations to the Securities and
Exchange Commission or any other federal or state regulatory authority, or engaging in protected activities, including concerted activities protected by the National Labor
Relations Act, or legally required activities.
(vii)Participant shall, during the Restrictive Covenant Period, remain contactable by the Corporation or any Affiliate, and, to a reasonable extent, cooperate with the Corporation or any Affiliate’s counsel and other representatives regarding matters arising out of or related to Participant’s Service, including, without limitation, legal disputes involving matters arising during Participant’s Service in which
Participant was involved or in which Participant is knowledgeable of relevant information, and the Corporation shall reimburse Participant for reasonable expenses incurred in connection with such cooperation in legal disputes.
(b) Participant acknowledges that a breach of any of the covenants contained in this Agreement may cause irreparable damage to the Corporation or
Affiliate, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach or threatened breach would be inadequate.  Accordingly,
Participant agrees that if Participant breaches or threatens to breach any of the covenants contained in this Agreement, in addition to any other remedy which may be available to the Corporation at law or in equity, the Corporation shall be entitled to (i)
cease or withhold any payment, including any issuance of Shares or payment of cash, to
Participant pursuant to this Award, including the return of any previously delivered payment, including any Shares, proceeds recognized upon any sale or other disposition of those Shares, or cash; and/or (ii) institute and prosecute proceedings in any court of competent jurisdiction for specific performance and injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy.  Participant agrees to disclose in advance the existence and terms of the restrictions and covenants contained in this
Agreement to any employer or service recipient by whom Participant might be employed or retained during the period in which the covenants or restrictions apply. Participant agrees that, in the event of a final determination of Participant's breach of any of the covenants contained in this Agreement, the restrictions in the relevant paragraph shall be extended for a period equal to the period that Participant was in breach.  Participant represents and acknowledges that Participant has been advised by the Corporation to consult Participant’s own legal counsel with respect to this Agreement and Participant has had full opportunity, prior to execution of this Agreement, to review thoroughly this
Agreement with Participant’s legal counsel.
(c)Upon delivery of the Shares or other payment pursuant to this
Award, the Plan Administrator may require Participant to certify on a form acceptable to the Plan Administrator, that Participant is in compliance with the terms, conditions and restrictions of the Plan and this Agreement.
(d)This Award, and the right to receive and retain any Shares or cash payments covered by this Award, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under the Koppers
Holdings Inc. Incentive-Based Compensation Recovery Policy or any other “clawback” or similar policy of the Corporation in effect on the Award Date or that may be established thereafter, including any modification or amendment thereto, or as required by the
Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer
Protection Act, or other applicable law as may be in effect from time to time, and which may operate to create additional rights for the Corporation with respect to the Shares and recovery of amounts relating thereto.  By accepting this Award under the Plan,
Participant agrees and acknowledges that Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Corporation to recover or recoup any
Award or amounts paid under the Plan subject to claw-back pursuant to such law or regulation, stock exchange listing requirement, or policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid pursuant to this Award.
10.Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Secretary of the
Corporation at its principal corporate office at 436 Seventh Avenue, Pittsburgh, PA 15219.
Except to the extent electronic notice is expressly authorized hereunder, any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement.  All notices shall be deemed effective upon personal delivery (or electronic delivery to the extent authorized hereunder) or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
11.Successors and Assigns.  Except to the extent otherwise provided in this
Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.
12.Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  In the event of any conflict between the terms of this Agreement and the terms of the
Plan, the terms of the Plan shall control.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
13.Governing Law.  The interpretation, performance and enforcement of this
Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without resort to Pennsylvania’s conflict-of-laws rules.
14.Right to Continued Service.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause, unless such rights are otherwise limited pursuant to a separate agreement between the
Corporation (or any Affiliate) and Participant.
15.Section 409A.  This Award is intended to be excepted from coverage under, or compliant with the provisions of, Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”) and shall be construed accordingly.  Notwithstanding the foregoing or any provision of the Plan to the contrary, if the Award is subject to the provisions of Section 409A (and not excepted therefrom), the provisions of the Plan and this
Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).  For purposes of this Agreement, to the extent required by Section
409A, (i) termination of employment shall mean separation from service within the meaning of
Section 409A(a)(2)(A)(i) of the Code and (ii) if the Issue Date is the Participant’s separation from service and the Participant is, on such date, a  specified employee within the meaning of
Section 409A(a)(2)(B)(i) of the Code, the Issue Date shall be postponed as required thereunder.
If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Participant agrees that the Corporation may, without the consent of Participant, modify the Agreement and the Award to the extent and in the manner the Corporation deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that the Corporation deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder. Notwithstanding, the Corporation makes no representations and/or warranties with respect to compliance with Section 409A, and Participant recognizes and acknowledges that Section 409A could potentially impose upon Participant certain taxes or interest charges for which Participant is and shall remain solely responsible.
16.Survivability. The terms of this Agreement survive the termination of
Participant’s Service for any reason.
17.Severability.  In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this
Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement on the
Award Date indicated above.

KOPPERS HOLDINGS INC.

By:
Title:
Participant:

Signature:

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.Affiliate means any entity that, directly or through one or more intermediaries, is controlled by the Corporation, and any entity in which the Corporation has a significant equity interest as determined by the Plan Administrator.
B.Agreement shall mean this Restricted Stock Unit Issuance Agreement.
C.Award shall mean the award of Restricted Stock Units made to Participant pursuant to the terms of this Agreement.
D.Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the
Agreement.
E.Board shall mean the Corporation’s Board of Directors.
F.Change in Control of the Corporation shall have the meaning set forth in the Plan.
G.Code shall mean the Internal Revenue Code of 1986, as amended.
H.Common Stock shall mean shares of the Corporation’s common stock.
I.Competing Business shall mean: any person, corporation, partnership, joint venture, association or other entity engaged in the development or offering or attempting to offer any service, product, chemical formulation or other material which: (i) relates to treated wood products, wood preservation chemicals or carbon compounds; (ii) constitutes or is utilized in conjunction with railroad track joints, ties, mounting hardware, bridge timbers, bridge crossings or bridging assemblies; (iii) constitutes or is utilized in conjunction with utility poles
(including components, inspection, treatment, maintenance and restoration thereof) or marine pilings; (iv) relates to the recovery of wood materials or (v) constitutes any product or service which was in the process of being developed by the Corporation or any Affiliate within the last year prior to termination of Participant’s Service with the Corporation and any Affiliate.
J.Confidential Information shall mean any proprietary or confidential information of the Corporation or any Affiliate, including but not limited to any trade secrets, confidential or secret designs, technologies, content, processes, formulae, plans, manuals, devices, machines, know-how, methods, compositions, ideas, improvements, financial and marketing information, costs, pricing, sales, sales volume, methods and proposals, customer and prospective customer lists, identity of key personnel in the employ of customers and prospective customers, amount or kind of customer’s purchases from the Corporation or any
Affiliate, system documentation, hardware, engineering and configuration information, computer programs, source and object codes (whether or not patented, patentable, copyrighted or copyrightable), related software development information, inventions or other confidential or proprietary information belonging to the Corporation or any Affiliate or directly or indirectly relating to the Corporation’s or Affiliate’s business and affairs.
K.Corporation shall mean Koppers Holdings Inc., a Pennsylvania corporation, and any successor thereto which shall by appropriate action adopt the Plan.

L. Disparaging Statements shall have the meaning set forth in Paragraph
9(a)(vi).
M.Early Retirement shall mean Participant’s voluntary termination from
Service on or after his or her attainment of age 55 with at least ten (10) Years of Service;
provided that Participant has delivered written notice to the Corporation or Affiliate that employs
Participant of Participant’s intent to terminate service on such date at least 180 days prior thereto.
N.Employee shall mean an individual who is in the employ of the
Corporation (or any Affiliate), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
O.Fair Market Value per share of Common Stock on any relevant date shall have the meaning set forth in the Plan.
P.Measurement Period shall mean the three-year period commencing on
__________ and ending on __________ over which the Performance Objective set forth in the attached Schedule I is to be measured, which shall be comprised of the following three performance periods (each a “Performance Period”):
(a)The one-year period commencing on __________ and ending on
__________, and
(b)The two-year period commencing on __________ and ending on
__________, and
(c)The three-year period commencing on __________ and ending on
__________.
Q.Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Participant, any unauthorized use or disclosure by Participant of Confidential
Information, or any other intentional misconduct by Participant adversely affecting the business or affairs of the Corporation (or any Affiliate) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Affiliate) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Affiliate) for any
other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.
R.1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.
S.Participant shall mean the person to whom the Award is made pursuant to the Agreement as set forth on the signature page of the Agreement.
T.Permanent Disability shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or to be of continuous duration of twelve (12)
months or more.
U.Plan shall mean the Corporation’s Amended and Restated 2020 Long-
Term Incentive Plan.

V.Plan Administrator shall mean the committee(s) designated by the Board to administer the Plan.
W.Restricted Stock Units shall mean Restricted Stock Units awarded pursuant to Section 6(c) of the Plan.
X.Restrictive Covenant Period shall mean the two-year period following a
Participant’s termination of Service with the Corporation and/or any Affiliate for any reason.
Y.Service shall mean Participant’s performance of services for the
Corporation (or any Affiliate) in the capacity of an Employee, a non-employee member of the
Board or a consultant. For purposes of this Agreement, Participant shall be deemed to cease
Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Affiliate)
or (ii) the entity for which Participant performs such services ceases to remain an Affiliate, even though Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation or an Affiliate; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the
Corporation’s or an Affiliate’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.
Z.Stock Exchange shall mean the Nasdaq Global Market, the New
York Stock Exchange or such other stock exchange on which the Common Stock is listed.
AA.Withholding Taxes shall mean the federal, state and local income and employment taxes required to be withheld by the Corporation or Affiliate in connection with the vesting and concurrent issuance of the shares of Common Stock under the Award, including any additional shares resulting from the dividend equivalent right provisions of the Award.
BB. Years of Service shall mean, with respect to a Participant, such
Participant’s total number of years of “accumulated service” as such term is defined with respect to salaried employees under the Retirement Plan for Koppers Inc. (regardless of whether such
Participant is eligible to receive a benefit under such plan).

SCHEDULE I
PERFORMANCE OBJECTIVE
The maximum number of Restricted Stock Units subject to this Agreement is ___% of the
Target Number of Shares Subject to Award, of which up to 33⅓% (each a “Vesting Tranche”)
shall be eligible for vesting in each of the three Performance Periods as outlined below, provided the Participant continues in Service until __________. For the avoidance of doubt, a
Vesting Tranche that is eligible for vesting over each of the three Performance Periods shall remain subject to the time-vesting condition that requires the Participant to continue in Service until __________ (except to the extent otherwise provided in Section 5).
The actual number of Restricted Stock Units to vest during each of the three applicable
Performance Periods (provided Participant continues in Service until __________, except to the extent otherwise provided in Section 5), shall be determined in accordance with the following:

Performance Level	Relative TSR	% of Restricted Stock Units Vesting
Exceptional	Highest relative stock performance (i.e. #1 performing company in the peer group)	___%
	___th percentile	___%
Outstanding	___th percentile	___%
	___th percentile	___%
Target	___th percentile	___%
	___th percentile	___%
Threshold	___th percentile	___%
For each of the three applicable Performance Periods, if the Corporation’s performance falls within the range of the Threshold and Target or the Target and Outstanding or the Outstanding
and Exceptional achievement levels, then the number of Restricted Stock Units with respect to each Vesting Tranche will be calculated based on a linear interpolation between the ___% and
___% levels, or the ___% and ___% levels, or the ___% and ___% levels, or the ___% and
___% levels, or the ___% and ___% levels, or the ___% and ___% levels, respectively.
However, if the Corporation’s TSR is negative for the three-year Measurement Period, any potential final payout will be capped at ___%.
The term, "Relative TSR" shall mean total stockholder return relative to the peer group (listed below).  For each of the three applicable Performance Periods, TSR results will be calculated in early __________ at the end of each Performance Period.  TSR for the Corporation and each company in the peer group will be determined as follows:  TSR equals Ending Stock Price plus
Value of Reinvested Dividends during the applicable Performance Period divided by Starting

Stock Price.  Starting and Ending Stock Price will be the average closing price for the two months preceding the first and last days of each applicable Performance Period, respectively, and the Corporation will be “included” in the peer group for performance calculations and rankings.
The Corporation’s performance shall be compared to the peer group which consists of the companies from the S&P SmallCap 600 Materials Index.  In the event any of the foregoing companies, as of  the last day of each applicable Performance Period, either (a) is no longer publicly traded or (b) has publicly announced that a majority of its shares or substantially all of its assets are being acquired or that it is being merged into another company and will not be the surviving entity, but where the acquisition or merger has not yet closed as of such date despite the public announcement, then such company will be excluded from the Relative TSR calculation for the applicable Performance Period; provided, however, that if any of the above companies liquidates or files for bankruptcy, it will automatically be deemed in last place for purposes of the Relative TSR calculation.